As Filed with the Securities and Exchange Commission on August 25, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TIVO INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0463167
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2160 Gold Street

P.O. Box 2160

Alviso, California 95002

(Address of Principal Executive Offices including Zip Code)

TIVO INC. AMENDED & RESTATED 1999 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Cal Hoagland Interim Chief Financial Officer TiVo Inc. 2160 Gold Street, P.O. Box 2160 Alviso, California 95002 (408) 519-9100	Copy to: Keith Benson, Esq. Latham & Watkins LLP 505 Montgomery Street, Suite 2000 San Francisco, California 94111-2562 (415) 391-0600

(Name and address, including zip code, and telephone

number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated file” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.001 par value per share, issuable under the TiVo Inc. Amended & Restated 1999 Employee Stock Purchase Plan	4,500,000	$7.73	$34,785,000	$1,367.05
Preferred Stock Purchase Rights	(4)	(4)	(4)	(4)

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under the TiVo Inc. Amended & Restated 1999 Employee Stock Purchase Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) using the average of the high ($7.82) and low ($7.64) sale prices for the Registrant’s common stock, par value $0.001, per share, reported by the Nasdaq National Market on August 19, 2008.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.
(4)	Each share of common stock includes a right to purchase one one-hundredth of a share of the Registrant’s Series B Junior Participating Preferred Stock, par value $0.001 per share. The rights to purchase shares of the Registrant’s Series B Junior Participating Preferred Stock are attached to and trade with the shares of the Registrant’s common stock being registered hereby. Value attributed to such rights, if any, is reflected in the market price of the Registrant’s common stock.

REGISTRATION OF ADDITIONAL SECURITIES

We filed with the Securities and Exchange Commission the following registration statements on Form S-8 relating to shares of our common stock, par value $0.001 per share, to be offered and sold under our Amended & Restated 1999 Employee Stock Purchase Plan (the “Plan”), and the contents of the following prior registration statements are incorporated by reference in this registration statement: Registration Statement on Form S-8 filed January 13, 2000 (File No. 333-94629), Registration Statement on Form S-8 filed September 17, 2001 (File No. 333-69512), Registration Statement on Form S-8 filed November 6, 2002 (File No. 333-101045), Registration Statement on Form S-8 filed February 13, 2004 (File No. 333-112838), Registration Statement on Form S-8 filed July 13, 2006 (File No. 333-135754), and Registration Statement on Form S-8 filed October 29, 2007 (File No. 333-146998). We are hereby registering 4,500,000 shares of our common stock, par value $0.001 per share, issuable under the Plan.

INCORPORATION BY REFERENCE

This registration statement incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission:

•	Registration Statement on Form S-8 filed January 13, 2000 (File No. 333-94629);

•	Registration Statement on Form S-8 filed September 17, 2001 (File No. 333-69512);

•	Registration Statement on Form S-8 filed November 6, 2002 (File No. 333-101045);

•	Registration Statement on Form S-8 filed February 13, 2004 (File No. 333-112838);

•	Registration Statement on Form S-8 filed July 13, 2006 (File No. 333-135754);

•	Registration Statement on Form S-8 filed October 29, 2007 (File No. 333-146998);

•

Annual Report on Form 10-K for the year ended January 31, 2008, including information specifically incorporated by reference into the Form 10-K from our revised definitive proxy statement for our 2008 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on June 20, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended April 30, 2008, filed with the Securities and Exchange Commission on June 9, 2008;

•	Current Reports on Form 8-K, filed on February 1, 2008; March 5, 2008 (Item 8.01 only); April 1, 2008; April 2, 2008; May 28, 2008 (Item 8.01 only); May 29, 2008; and August 12, 2008; and

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on August 25, 1999.

We are also incorporating by reference all other reports that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and until we file a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 8. Exhibits

4.1	TiVo Inc. Amended & Restated Employee Stock Purchase Plan and related documents.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alviso, State of California, on this 25th day of August, 2008.

TIVO INC., a Delaware corporation

By:	/s/ Cal Hoagland
Cal Hoagland Interim Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas S. Rogers, Cal Hoagland, and Matthew P. Zinn, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas S. Rogers Thomas S. Rogers	Chief Executive Officer and Director (Principal Executive Officer)	August 25, 2008

/s/ Cal Hoagland Cal Hoagland	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	August 25, 2008

/s/ Jeffrey T. Hinson Jeffrey T. Hinson	Director	August 25, 2008

/s/ Randy Komisar Randy Komisar	Director	August 25, 2008

/s/ Mark W. Perry Mark W. Perry	Director	August 25, 2008

/s/ Thomas Wolzien Thomas Wolzien	Director	August 25, 2008

/s/ Geoffrey Y. Yang Geoffrey Y. Yang	Director	August 25, 2008

/s/ Joe Uva Joe Uva	Director	August 25, 2008

/s/ David Zaslav David Zaslav	Director	August 25, 2008

INDEX TO EXHIBITS

4.1	TiVo Inc. Amended & Restated Employee Stock Purchase Plan and related documents.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page to this Registration Statement).